Exhibit 10.2

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT, dated as of August 30, 2024 (this “Support Agreement”), is entered into by and among the Stockholders listed on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”), Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL, following the Domestication, Merger Sub will merge with and into the Company (the “Merger”), and the Company will continue as the surviving company in the Merger;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of the Company’s common stock, par value $0.00001, set forth after its name on Exhibit A (all such shares, or any successor or additional shares of the Company of which ownership of record or the power to vote is hereafter acquired by each Stockholder prior to the termination of this Support Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent to enter into the Merger Agreement and to consummate the transactions contemplated therein, each Stockholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Binding Effect of Merger Agreement. Each Stockholder hereby acknowledges that it has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Stockholder agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Sections 7.3 (Alternative Transactions) or 10.5 (Publicity) of the Merger Agreement if such action were taken by the Company.

2. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Effective Time, and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms (whichever is earlier, the “Expiration Time”), each Stockholder, in its capacity as a Stockholder of the Company, irrevocably agrees that, at any meeting of the Company’s Stockholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) (the “Transactions”) and/or in connection with any written consent of the Company’s Stockholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

(a)	when the Meeting is held, appear at the Meeting or otherwise cause its Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares in favor of the Merger Agreement and the Transactions;

(c)	authorize and approve any amendment to the Company’s Organizational Documents that is deemed necessary or advisable by the Company for purposes of effecting the Transactions; and

(d)

vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shares against any other action that would reasonably be expected to (i) impede, interfere with, frustrate, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Support Agreement.

3. Restrictions on Transfer. Unless this Agreement is terminated in accordance with the provisions hereof, each Stockholder agrees that it shall not sell, assign or otherwise transfer any of its Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to Parent. The Company shall not register any sale, assignment or transfer of any Shares on the Company’s stock ledger (book entry or otherwise) that is not in compliance with this Section 3.

4. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Company Common Shares or other equity securities of the Company are issued to any Stockholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by such Stockholder, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any Company Common Shares or other equity securities of Company after the date of this Support Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any Company Common Shares or other equity securities of the Company after the date of this Support Agreement (such Company Common Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by each such Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted Shares as of the date hereof.

5. No Challenge. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

6. Waiver. Each Stockholder hereby irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law, and (b) waives its right to any payments upon liquidation of the Company that may be provided for in the Company’s Organizational Documents.

7. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Form S-4 or Form F-4 (as applicable) and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by any Parent Party or the Company to any Governmental Authority or to securityholders of any Parent Party) of such Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent or the Company, a copy of this Support Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

8. Stockholder Representations: Each Stockholder represents and warrants to Parent and the Company, as of the date hereof, that:

(a)

such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of such Stockholder;

(b)

this Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(c)

except as set forth on Schedule 8(c), the execution and delivery of this Support Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

(d)

there are no Proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

(e)

no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by such Stockholder or, to the knowledge of such Stockholder, by the Company;

(f)	such Stockholder has not entered into, and shall not enter into, any agreement that would prevent it from performing any of its obligations under this Support Agreement;

(g)	such Stockholder has good title to its Shares, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted its Shares; and

(h)

the Shares listed opposite such Stockholder’s name on Exhibit A are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by such Stockholder as of the date hereof, and none of its Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of Shares that is inconsistent with such Stockholder’s obligations pursuant to this Support Agreement.

9. Termination. This Support Agreement and all of its provisions shall automatically terminate, without any further action of any of the parties, and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Stockholders, Parent and the Company. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Section 9 shall survive the termination of this Support Agreement.

10. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement cannot be amended, except by a writing signed by each of the parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

11. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Stockholder, Parent and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

12. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Support Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

13. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Waiver of Jury Trial; Exemplary Damages. Sections 10.15, 10.16 and 10.17 of the Merger Agreement are incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Support Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the address set forth in Section 10.1 of the Merger Agreement, and, with respect to each Stockholder, at its address set forth on Exhibit A.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder, Parent and the Company and the Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

18. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

19. Representation. Each of the parties to this Support Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Support Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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IN WITNESS WHEREOF, Stockholder, Parent and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

STOCKHOLDER:

Scilex Holding Company

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Executive Chairperson

COMPANY:

Semnur Pharmaceuticals, Inc.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

PARENT:

Denali Capital Acquisition Corp.

By:	/s/ Lei Huang
Name:	Lei Huang
Title:	Chief Executive Officer

Exhibit A

Stockholders

Stockholder	Number of Shares	Address for Notices
Scilex Holding Company	160,000,000	960 San Antonio Road Palo Alto, CA 94303 Email: jshah@scilexholding.com